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                                                                  Exhibit 23.(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-80364, 333-01851, 33-84064, 333-42773, 333-42767, 333-65939) and in each of the
Registration Statements on Form S-8 (Nos. 33-43788, 33-48610, 33-53802, 33-06191, 333-27907) of Plains Resources Inc. of our report dated March 29, 1999 appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP

Houston, Texas
March 29, 1999